EX-23.2
                            CONSENT OF COUNSEL

                             Brian F. Faulkner
                       A Professional Law Corporation
                        3900 Birch Street, Suite 113
                       Newport Beach, California 92660
                               (949) 975-0544


July 23, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Syconet.com, Inc. - Form S-8

Dear Sir/Madame:

     I have acted as counsel to Syconet.com, Inc., a Delaware corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 19,450,000 shares of its common stock ("Shares"), $0.001 par value per Share. The Shares are issuable pursuant to the Company's Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,


                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner, Esq.